Exhibit 10.1

May 27, 2015

ZaZa Energy Corporation

1301 McKinney Street, Suite 2850

Houston, Texas 77010

Re:  Securities Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to (a) that certain Securities Purchase Agreement, dated February 21, 2012 (as amended and in effect from time to time, including as amended by the Amendment (as defined below), the “Securities Purchase Agreement”), among ZaZa Energy Corporation, a Delaware corporation (the “Company”), and the Purchasers party thereto, and (b) that certain Amendment No. 8 to Securities Purchase Agreement, dated as of April 21, 2015, among the Company and the holders of Securities (the “Amendment”).  Capitalized terms which are used herein without definition and which are defined in the Securities Purchase Agreement shall have the respective meanings set forth in the Securities Purchase Agreement.

This letter agreement (this “Consent”) is to confirm that the Company has requested that the holders of the Notes (collectively, the “Holders”) agree to extend the Extended Prepayment Date (as defined in the Amendment) from May 29, 2015 to June 30, 2015 (the “Second Extended Prepayment Date”).

In consideration of the agreements and provisions herein contained, each of the undersigned Holders hereby agrees that the Extended Prepayment Date shall be extended to the Second Extended Prepayment Date, and that the Prepayment Amount (as defined in the Amendment), together with the Amendment Fee (as defined in the Amendment), the Consent Fee (as defined below) and all reasonable costs and expenses of the holders of the Securities and the Collateral Agent then owing (including the reasonable fees and expenses of the special counsel of the holders of the Securities and the Collateral Agent), shall be payable in full on the earlier of (a) the Second Extended Prepayment Date and (b) the date of repayment in full of the obligations under the Securities Purchase Agreement, the Notes and the other Transaction Documents (such earlier date, the “Fee Payment Date”).  The Company hereby acknowledges and agrees that the failure to make any of the foregoing payments on the Second Extended Prepayment Date shall result in an immediate Event of Default under paragraph 8A(i) of the Securities Purchase Agreement.

The Company hereby agrees, in consideration of the agreement of the Holders to extend the Extended Prepayment Date to the Second Extended Prepayment Date set forth above, to pay each of the Holders a consent fee in an amount equal to 3% of the aggregate outstanding principal amount of such Holder’s Notes as of the date of this Consent (the “Consent Fee”).  Such Consent Fee shall be fully earned as of the date hereof and shall be due and payable on the Fee Payment Date.

This Consent shall become effective upon satisfaction of the following conditions: (a) execution and delivery of this Consent by the Company, Guarantors and each of the Holders, (b) the representations and warranties in Section 5 of the Amendment shall be true and correct in all respects on the date hereof, except that the representations in clauses (f) and (g) of such Section shall be qualified by reference to (i) the ACA Financing Transaction contemplated by and defined in that certain Amendment No. 9 to the

1

Securities Purchase Agreement, dated as of April 23, 2015, among the Company and the holders of Securities and (ii) the warrant adjustment certificates delivered to the holders of the Securities on or prior to the date hereof (including, without limitation, the warrant adjustment certificate attached hereto as Appendix I), and (c) the Company shall have paid the reasonable costs and expenses of the holders of the Securities (including the reasonable fees and expenses of the special counsel of the holders of the Securities) in connection with the preparation, negotiation, execution and delivery of this Consent as provided in Paragraph 13B(1) of the Securities Purchase Agreement.

In consideration of the agreements of the Holders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, except with respect to the representations, warranties and/or covenants of the Holders contained in this Consent, each Credit Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges each Holder, and its successors and assigns, and its present and former shareholders, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (each Holder and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Credit Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Consent, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Securities Purchase Agreement, or any of the other Transaction Documents or transactions thereunder or related thereto.

Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

In entering into this Consent, each Credit Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.  The release set forth herein shall survive the termination of this Consent, the Transaction Documents and the payment in full of the Notes.

Each Credit Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally.

Each party hereto hereby acknowledges and agrees that time is of the essence to this Consent.

2

Except as amended or waived hereby, all of the respective terms, conditions and provisions of the Securities Purchase Agreement shall remain the same and shall continue in full force and effect.  This Consent supersedes any and all of our prior communications with you (written or oral), if any, regarding the subject of this Consent.

If the foregoing is in accordance with your understanding, please confirm your agreement to the amendment set forth herein by signing this Consent in the space indicated below and return it to us.

THIS CONSENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

This Consent shall be deemed to constitute a Transaction Document for all purposes under the Securities Purchase Agreement.

This Consent may be executed in counterparts.  Delivery of an executed signature page by electronic transmission shall be effective as delivery of a manually signed counterpart of this Consent and shall be admissible into evidence for all purposes.

[Remainder of page intentionally left blank.]

3

Very truly yours,

MSDC ZEC INVESTMENTS, LLC

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Vice President

SENATOR SIDECAR MASTER FUND LP

By:	Senator Investment Group LP, its investment manager

	By:	/s/ Evan Gartenlaub
	Name:	Evan Gartenlaub
	Title:	General Counsel

O-CAP OFFSHORE MASTER FUND, L.P.

By:	/s/ MICHAEL OLSHAN
Name:	MICHAEL OLSHAN
Title:	MGN MBR OF INV ADV

O-CAP PARTNERS, L.P.

By:	/s/ MICHAEL OLSHAN
Name:	MICHAEL OLSHAN
Title:	MGN MBR OF GP

CAPITAL VENTURES INTERNATIONAL

By:	/s/ J. Brad Alles
Name:	J. Brad Alles
Title:	Investment Manager

TALARA MASTER FUND, LTD.

By:	/s/ Sharon O’Shea
Name:	Sharon O’Shea
Title:	CFO

BLACKWELL PARTNERS, LLC – Series A

By:	/s/ Mark Corigliano/ Neal F. Triplett
Name:	Mark Corigliano/ Neal F. Triplett
Title:	Authorized Signatory/ Authorized Signatory

PERMAL TALARA LTD.

By:	/s/ Saintco Ltd.
Name:	Saintco Ltd.
Title:	Director

WINMILL INVESTMENTS LLC

By:	/s/ DAVID J. MILLSTONE
Name:	DAVID J. MILLSTONE
Title:	MEMBER

Accepted and agreed:

ZAZA ENERGY CORPORATION,
a Delaware corporation

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

ZAZA HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

ZAZA ENERGY, LLC,
a Texas limited liability company

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

TOREADOR RESOURCES CORPORATION,
a Delaware corporation

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

ZAZA ENERGY DEVELOPMENT, LLC, a Texas limited liability company

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

ZAZA PETROLEUM MANAGEMENT, LLC, a Texas limited liability company

By:	/s/ Scott Gaille
Name:	Scott Gaille
Title:	CCO & General Counsel

Appendix I

[See attached Certificate for Warrant Holders

relating to May 15, 2015 common stock issuance]